UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2011

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On May 24, 2011, MMRGlobal, Inc. (the "Company"), our subsidiary MyMedicalRecords, Inc. ("MMR"), and The RHL Group, Inc. ("The RHL Group"), a California corporation, entered into that certain Fifth Amended and Restated Promissory Note (the "Amended Note"), effective as of April 29, 2011. The Amended Note amends and restates that certain Fourth Amended and Restated Promissory Note entered into between the foregoing parties, effective April 29, 2010 (the "Existing Note" and together with its predecessor notes and the Amended Note, the "Credit Facility"), by extending the maturity date of the Existing Note for one year to April 29, 2012. Other than the term, the Amended Note does not materially alter the remaining terms of the Existing Note.

The RHL Group is a significant stockholder of our Company and is wholly-owned by Robert H. Lorsch, Chairman, Chief Executive Officer and President of the Company and of MMR. In connection therewith, the Company also executed a renewal of the existing Guaranty in favor of The RHL Group to guarantee MMR's payment under the Credit Facility and Amended Note (the "Guaranty").

Historically, the Existing Note(s) have, over time, increased the maximum amount of MMR's obligations in earlier notes from $100,000 to $1,000,000 to $3,000,000. The Amended Note continues to bear interest at the lesser of 10% or the highest rate then permitted by law, and is secured (similar to the Existing Note) by the existing Security Agreement, which has been in effect since July 31, 2007.

The Amended Note has a balance of $1,359,268, which includes a one-time loan origination fee (the "Origination Fee") for the year. In connection with the Amended Note, and in addition to the Origination Fee, the Company has issued The RHL Group warrants to purchase 2,718,536 shares of the Company common stock at $0.051 per share. On May 26, 2011, the RHL Group has elected to exercise its right to convert 1.6 million shares of the Company's stock at $0.125 cents per share which is approximately 300% of today's closing market price, in consideration of the loan origination fee.

The foregoing description of the Amended Note and Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Note and Guaranty, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1	Fifth Amended and Restated Note, by and among the Company, MMR and The RHL Group, dated May 24, 2011.
10.2	Guaranty, by and among the Company, MMR and The RHL Group, dated May 24, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
May 26, 2011	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fifth Amended and Restated Note, by and among the Company, MMR and The RHL Group, dated May 24, 2011. PDF
10.2	Guaranty, by and among the Company, MMR and The RHL Group, dated May 24, 2011. PDF